UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2014

Sophiris Bio Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1258 Prospect Street, La Jolla, California		92037
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-777-1760

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2014, Sophiris Bio Inc. (the "Company"), entered into a common stock purchase agreement (the "Purchase Agreement") with Aspire Capital Fund, LLC, an Illinois limited liability company ("Aspire Capital") which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $15.0 million of the Company’s common shares over the approximately 30-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, the Company issued to Aspire Capital 90,635 of the Company’s common (the "Commitment Shares"). Upon the execution of the Purchase Agreement, the Company sold to Aspire Capital 604,230 common shares (the "Initial Purchase Shares") at $3.31 per share for proceeds of $2,000,000. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Aspire Capital (the "Registration Rights Agreement"), in which the Company agreed to file one or more registration statements, as permissible and necessary to register, under the Securities Act of 1933, as amended (the "Securities Act"), the resale of the Company’s common shares that have been and may be issued to Aspire Capital under the Purchase Agreement.

Under the Purchase Agreement, after the Securities and Exchange Commission (the "SEC") has declared effective the registration statement referred to above, on any trading day on which the closing sale price of the Company’s common shares exceeds $2.00, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a "Purchase Notice"), directing Aspire Capital (as principal) to purchase up to 100,000 of the Company’s common shares, per trading day, provided that the aggregate price of each such purchase shall not exceed $1,000,000 per trading day, up to an additional $13 million of the Company’s common shares in the aggregate at a per share price (the "Purchase Price") equal to the lesser of:

• the lowest sale price of the Company’s common shares on the purchase date; or
• the arithmetic average of the three lowest closing sale prices for the Company’s common shares during the ten consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which the Company submits a Purchase Notice for 100,000 shares to Aspire Capital and the closing sale price of our common shares is equal to or greater than $2.00 per common share, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a "VWAP Purchase Notice") directing Aspire Capital to purchase an amount of shares equal to up to 30% of the aggregate shares of the Company’s common shares traded on the NASDAQ on the next trading day (the "VWAP Purchase Date"), subject to a maximum number of shares the Company may determine (the "VWAP Purchase Share Volume Maximum"), and a minimum trading price (the "VWAP Minimum Price Threshold") which is equal to the greater of (a) 80% of the closing price of our common shares on the business day immediately preceding the VWAP Purchase Date or (b) such higher price as set forth by the Company in the VWAP Purchase Notice. The purchase price per share pursuant to such VWAP Purchase Notice is generally 97% of the volume-weighted average price for the Company’s common shares traded on the NASDAQ on the VWAP Purchase Date.

The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the period(s) used to compute the Purchase Price. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

The Purchase Agreement provides that the Company and Aspire Capital shall not affect any sales under the Purchase Agreement on any purchase date where the closing sale price of the Company’s common shares is less than $2.00. There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of sales of the Company’s common shares to Aspire Capital. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any penalty or cost to the Company. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost to the Company. Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of the Company’s common shares during any time prior to the termination of the Purchase Agreement. Any proceeds the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and Registration Rights Agreement are filed herewith as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and the Registration Rights Agreement.
The issuance of the Commitment Shares, the Initial Purchase Shares and all other common shares that may be issued from time to time to Aspire Capital under the Purchase Agreement is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act.

This Current Report on Form 8-K contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of the Company’s common shares and price for such sales under the Purchase Agreement. The words "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, including the information discussed under the captions "Item 1 Business," "Item 1A. Risk Factors" and "Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations," as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 7.01 Regulation FD Disclosure.

On May 19, 2014, the Company issued a press release announcing that it has entered into the Common Stock Purchase Agreement with Aspire Capital. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
4.1 Registration Rights Agreement by and between the Company and Aspire Capital Fund, LLC dated May 16, 2014.

10.1 Common Stock Purchase agreement by and between the Company and Aspire Capital Fund, LLC dated May 16, 2014.

99.1 Press Release dated May 19, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

May 19, 2014	By:	/s/ Peter T. Slover

Name: Peter T. Slover
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Registration Rights Agreement by and between the Company and Aspire Capital Fund dated May 16, 2014.
10.1	Common Stock Purchase Agreement by and between the Company and Aspire Capital Fund dated May 16, 2014.
99.1	Press release dated May 19, 2014.